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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 Date of Report
                        (Date of earliest event reported)
                                FEBRUARY 23, 2005

                        RAPTOR NETWORKS TECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)

           COLORADO                     333-74846               84-1573852
        (State or other         (Commission File Number)       (IRS Employer
jurisdiction of incorporation)                            Identification Number)

                          1241 E. DYER ROAD, SUITE 150
                               SANTA ANA, CA 92705
                    (Address of Principal Executive Offices)

                                 (949) 623-9300
              (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         On February 23, 2005, Raptor Networks Technology, Inc. (referred to herein as the "Company," "Registrant" or "Raptor") secured additional private debt financing by various private-party non-affiliate individuals, in the original aggregate principal amount of Fifty-Five Thousand Dollars ($55,000). The net proceeds to the Company are Forty-Nine Thousand Five Hundred Dollars ($49,500), after the payment of a 10% placement fee. The new debt is evidenced by three Convertible Bridge Notes, dated February 23, 2005, payable on demand after August 31, 2005, which accrue interest at the annual rate of ten percent (10%) and comprise an unsecured obligation of the Company. The entire principal and accrued interest of the loan shall automatically convert into shares issued in an equity or equity based financing with gross proceeds of at least Four Million Dollars ($4,000,000) (at a twenty percent (20%) discount from the purchase price set in such future offering, if and when undertaken by the Company) resulting from the sale of the Company's Convertible Debentures, Series A Preferred Stock, or Common Stock. In addition, as further consideration for the debt financing, on February 23, 2005, the Company issued to the lenders a total of 33,000 warrants for purchase of shares of its authorized but previously unissued Common Stock at a purchase price of $0.60 per share, which warrants expire on February 23, 2010.

         On February 24, 2005, the Company secured additional private debt financing from a private-party non-affiliate, in the original aggregate principal amount of One Hundred Fifty Thousand Dollars ($150,000). The net proceeds to the Company are One Hundred Thirty-Two Thousand Dollars ($132,000), after the payment of a twelve percent (12%) placement fee. The new debt is evidenced by three 8% Convertible Notes, each in the principal amount of $50,000, dated February 24, 2005, and payable on demand after August 24, 2006, which accrue interest at the annual rate of eight percent (8%) and comprise an unsecured obligation of the Company. The notes are part of an offering of the Company of up to $600,000 in 8% Convertible Bridge Notes, issuable at $50,000 per note (the "Bridge Raise"). The entire principal and accrued interest of the notes shall automatically convert into shares of the Company's Common Stock (at a twenty percent (20%) discount from the purchase price set forth in a future financing, if and when undertaken by the Company) issued in such future financing with gross proceeds of at least Three Million Dollars ($3,000,000). The total amount of the Bridge Raise shall be included in calculating the $3,000,000 for purposes of triggering the automatic conversion.

         As further consideration to the placement agent for securing the $150,000 in debt financing, the Company shall issue to the placement agent warrants to purchase the Company's Common Stock in an amount equal to fifteen percent (15%) of the number of shares to be converted upon conversion of the notes, whether or not the notes are ever converted. The warrants shall have a purchase price of $0.40 per share and shall expire five years from the date of issuance.

         On February 28, 2005, the Company secured additional private debt financing by various private-party non-affiliate individuals, in the original aggregate principal amount of Three Hundred Thirty Thousand Dollars ($330,000). The net proceeds to the Company are Two Hundred Ninety-Seven Thousand Dollars ($297,000), after the payment of a 10% placement fee. The new debt is evidenced by seven Convertible Bridge Notes, dated February 28, 2005, payable on demand after August 31, 2005, which accrue interest at the annual rate of ten percent (10%) and comprise an unsecured obligation of the Company. The entire principal and accrued interest of the loan shall automatically convert into shares issued in an equity or equity based financing with gross proceeds of at least Four Million Dollars ($4,000,000) (at a twenty percent (20%) discount from the purchase price set in such future offering, if and when undertaken by the Company) resulting from the sale of the Company's Convertible Debentures, Series A Preferred Stock, or Common Stock. In addition, as further consideration for the debt financing, on February 28, 2005, the Company issued to the lenders a total of 198,000 warrants for purchase of shares of its authorized but previously unissued Common Stock at a purchase price of $0.60 per share, which warrants expire on February 28, 2010.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

         As stated above in Item 1.01, the Company secured additional private debt financing on February 23, 2005, in the original aggregate principal amount of Fifty-Five Thousand Dollars ($55,000); on February 24, 2005, in the original aggregate principal amount of One Hundred Fifty Thousand Dollars ($150,000); and on February 28, 2005, in the original aggregate principal amount of Three Hundred Thirty Thousand Dollars ($330,000). The details of these debt financings are described in Item 1.01, which is incorporated in its entirety by this reference into this Item 2.03.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: March 1, 2005                      RAPTOR NETWORKS TECHNOLOGY, INC.



                                         By: /s/ Bob van Leyen
                                             -----------------------------------
                                             Bob van Leyen
                                             Secretary/Chief Financial Officer


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